Exhibit 10.3

EXECUTION VERSION

EXCHANGE AGREEMENT

BY AND AMONG

NIOCORP DEVELOPMENTS LTD.,

ELK CREEK RESOURCES CORP. (F/K/A GX ACQUISITION CORP. II) AND

GX SPONSOR II LLC

Dated as of March 17, 2023

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TABLE OF CONTENTS
(Continued)

EXHIBITS

EXHIBIT A – Form of Exchange Notice

ii

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of March 17, 2023, by and among NioCorp Developments Ltd., a company incorporated under the laws of the Province of British Columbia (the “Company”), Elk Creek Resources Corp. (f/k/a GX Acquisition Corp. II), a Delaware corporation (“GX”), and GX Sponsor II LLC (together with its Permitted Transferees (as defined herein), each an “Exchanging Shareholder” and, collectively, the “Exchanging Shareholders”).

RECITALS

WHEREAS, this Agreement is entered into in connection with the consummation of the transactions contemplated by the Business Combination Agreement, dated as of September 25, 2022, by and among GX, the Company and Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of the Company (such transactions being the “Transactions”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Articles. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1.1 or elsewhere in this Agreement:

“Agreement” has the meaning specified in the introduction.

“Appraiser FMV” means the fair market value of any Common Share as determined by an independent appraiser mutually agreed upon by GX and the relevant Exchanging Shareholder, whose determination shall be final and binding for those purposes for which Appraiser FMV is used in this Agreement. Appraiser FMV shall mean the value that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller, and shall be determined without regard to any discounts for minority interest, illiquidity or other discounts. The cost of any independent appraisal in connection with the determination of Appraiser FMV in accordance with this Agreement shall be borne by GX.

“Articles” means the Amended and Restated Articles of the Company, dated as of the date hereof, as amended from time to time in accordance with their terms.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Toronto, Ontario are authorized or required by law to close.

“Cash Exchange Election” has the meaning specified in Section 2.2(b).

“Cash Exchange Five Day VWAP” means the arithmetic average of the VWAP for each of the five (5) consecutive Trading Days ending on the Trading Day prior to the applicable Exchange Date. By way of example, assuming for purposes of this example that none of the days in the relevant period that are Business Days are not Trading Days, then if the Exchange Notice date is a Friday, the Cash Exchange Five Day VWAP for such Exchange Date will be the arithmetic average of the VWAP for the five (5) consecutive Trading Day period beginning on and including the Friday of the previous week and ending on and including the Thursday of the week of such Exchange Date.

“Cash Exchange Notice” has the meaning specified in Section 2.2(b).

“Cash Exchange Payment” means, with respect to a particular Exchange for which GX has elected to make a Cash Exchange Payment in accordance with Section 2.2:

(a)               if the Common Shares trade on a Recognized Securities Exchange or automated or electronic quotation system, an amount of cash equal to the product of (i) the number of Common Shares that would have been received by the Exchanging Shareholder in the Exchange for the portion of the shares of GX Class B Common Stock subject to the Cash Exchange Election if no Cash Exchange Election had been made and (ii) the Cash Exchange Five Day VWAP; or

(b)               if the Common Shares are not then traded on a Recognized Securities Exchange or automated or electronic quotation system, as applicable, an amount of cash equal to the product of (i) the number of Common Shares that would have been received by the Exchanging Shareholder in the Exchange for the portion of the shares of GX Class B Common Stock subject to the Cash Exchange Election if no Cash Exchange Election had been made and (ii) the Appraiser FMV of one Common Share.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of GX, dated as of the date hereof, as may be amended from time to time.

“Common Shares” means the Common Shares of the Company and any equity securities issued or issuable in exchange for, or with respect to, such Common Shares (a) by way of a dividend, split or combination of equity interest or (b) in connection with a reclassification, recapitalization, merger, arrangement, amalgamation, consolidation or other reorganization.

“Company” has the meaning specified in the introduction.

“Designated Recipient(s)” means the Exchanging Shareholder or any other person the Exchanging Shareholder designates as a recipient in the Exchange Notice, as applicable.

“Direct Exchange” has the meaning specified in Section 2.2(c).

“Direct Exchange Notice” has the meaning specified in Section 2.2(c).

“Exchange” means the exchange by GX of one or more shares of GX Class B Common Stock held by an Exchanging Shareholder for the Exchange Payment in accordance with this

Agreement. Any references to an Exchange in this Agreement or any other agreement or document that references an “Exchange” as defined in this Agreement shall, unless specifically provided otherwise herein or therein, include a Direct Exchange where appropriate.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Amount” has the meaning specified in Section 2.2(a).

“Exchange Date” means a date specified in any Exchange Notice as the “Exchange Date,” which must not be less than three (3) nor greater than twenty (20) Business Days after the date upon which the Exchange Notice is received by the Company.

“Exchange Notice” has the meaning specified in Section 2.2(a).

“Exchange Payment” means, with respect to any Exchange, the Reciprocal Common Shares and/or the Cash Exchange Payment, as applicable.

“Exchange Ratio” has the meaning specified in Section 3.1.

“Exchange Right” has the meaning specified in Section 2.1.

“Exchanging Shareholder” has the meaning specified in the introduction.

“Fundamental Transaction” has the meaning specified in Section 4.5(b).

“Governmental Authority” has the meaning specified in Section 4.6.

“GX” has the meaning specified in the introduction.

“GX Class A Common Stock” means, as applicable, GX’s Class A Common Stock, par value $0.0001 per share or shares of Class A Common Stock (as defined in the Certificate of Incorporation).

“GX Class B Common Stock” means, as applicable, GX’s Class B Common Stock, par value $0.0001 per share or shares of Class B Common Stock (as defined in the Certificate of Incorporation).

“Joinder Agreement” means a joinder agreement, pursuant to which a Permitted Transferee will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement as an Exchanging Shareholder.

“Obligation” means the obligation to deliver the Reciprocal Common Shares upon exercise of the exchange rights pursuant to Article II hereof.

“Permitted Transferee” has the meaning specified in Section 7.6.

“Reciprocal Common Shares” means, with respect to the portion of an Exchange for which (a) a Cash Exchange Notice is not delivered by GX or (b) a Direct Exchange Notice electing to effect a Cash Exchange Payment is not delivered by the Company, a number of Common Shares equal to the product of (i) the Exchange Amount as set forth in the Exchange Notice, multiplied by (ii) the Exchange Ratio, as adjusted herein; provided that, so long as any Common Shares are listed on Nasdaq, any Reciprocal Common Shares issued to an Exchanging Shareholder with respect to an Exchange will be Common Shares listed on Nasdaq.

“Recognized Securities Exchange” means (a) a securities exchange that has registered with the SEC under Section 6 of the Securities Exchange Act of 1934, as amended, or (b) the Toronto Stock Exchange.

“Registration Statement” means a registration statement filed by the Company with the Securities and Exchange Commission in compliance with the Securities Act, all as the same shall be in effect at the time, and the rules and regulations promulgated thereunder, and/or a prospectus filed with the applicable Canadian securities regulatory authorities, for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sponsor Support Agreement” means the Sponsor Support Agreement, dated as of September 25, 2022, by and among the Company, GX and the other persons set forth on the signature pages thereto.

“Trading Day” means a day on which the principal Recognized Securities Exchange on which the Common Shares are listed, quoted or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transactions” has the meaning specified in the Recitals.

“Transfer” of securities shall be construed broadly and shall include any direct or indirect issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include the sale or transfer of Reciprocal Common Shares to an Exchanging Shareholder in connection with the exchange of its shares of GX Class B Common Stock.

“Transfer Agent” means Computershare Investor Services, Inc., or such other financial institution as may from time to time be designated by the Company to act as its transfer agent for Common Shares.

“VWAP” means the volume-weighted average price of a Common Share on the principal Recognized Securities Exchange on which Common Shares of the Company are listed (translated in U.S. dollars as required) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of a Common Share in the over-the-counter market on the electronic bulletin board for Common

Shares during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for Common Shares by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for Common Shares as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for Common Shares on such Trading Day on any of the foregoing bases, the VWAP of Common Shares on such Trading Day shall be the fair market value per share on such Trading Day as reasonably determined by the Company.

Section 1.2            Terms Generally. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a)               the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b)               words importing any gender shall include other genders;

(c)               words importing the singular only shall include the plural and vice versa;

(d)               the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e)               the words “this Agreement,” “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless expressly so limited;

(f)                references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement unless otherwise indicated;

(g)               references to any “person” include the successors and permitted assigns of such person;

(h)               the use of the words “or,” “either” and “any” shall not be exclusive;

(i)                 references to “$” or “dollars” means the lawful currency of the United States of America;

(j)               references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(k)              the parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted collectively by the parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II
EXCHANGE RIGHT

Section 2.1            Exchange Right. On or prior to the End Date, each Exchanging Shareholder shall have the right (an “Exchange Right”) at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender, without consideration, any or all of the shares of GX Class B Common Stock held by such Exchanging Shareholder to GX in exchange for Reciprocal Common Shares, as provided in and subject to the adjustments set forth in this Agreement; provided that the Exchange Right shall not be available with respect to any Earnout Share (as defined in the Sponsor Support Agreement) until such Earnout Share shall have become a Released Earnout Share (as defined in the Sponsor Support Agreement), except in the case of a deemed automatic exchange in connection with a Winding Up Event. To the extent any share of GX Class B Common Stock held by an Exchanging Shareholder has not been exchanged hereunder prior to the End Date, the Exchanging Shareholder shall elect to exchange such GX Class B Common Stock in exchange for Reciprocal Common Shares, as provided in and subject to the adjustments set forth in this Agreement. In addition, in the event of any occurrence described in Section 4.2(c) of the Certificate of Incorporation (a “Winding Up Event”), each Exchanging Shareholder with any share of GX Class B Common Stock which has not, at such time, been exchanged hereunder, will automatically be deemed to have elected to surrender each such share of GX Class B Common Stock in exchange for Reciprocal Shares hereunder effective immediately prior to such Winding Up Event, and each of the Parties hereto shall take any and all actions necessary to ensure that such exchange occurs immediately prior to such Winding Up Event.

Section 2.2            Exchange Right Procedures. Any Exchanging Shareholder that elects to exercise the exchange right set forth in Section 2.1 shall tender to GX the applicable number of shares of GX Class B Common Stock in exchange for Reciprocal Common Shares in accordance with the following procedures:

(a)               The Exchanging Shareholder shall deliver to GX: (i) a notice, substantially in the form attached hereto as Exhibit A (an “Exchange Notice”), specifying, among other things, (A) the number of shares of GX Class B Common Stock that such Exchanging Shareholder wishes to exchange (the “Exchange Amount”), (B) the applicable Exchange Date and (C) the Designated Recipient(s); (ii) powers of transfer for the shares of GX Class B Common Stock and (iii) such other documentation as required by the Transfer Agent in connection with such exercise of the Exchange Right.

(b)               Within one (1) Business Day following receipt of an Exchange Notice, GX may elect, only to the extent the Board of Directors of the Company has determined in good faith, after taking into account all debts, liabilities and obligations of the Company and any cash reserve that the Board of Directors determines is reasonable or necessary, that GX or the Company has available cash (or shall have available cash immediately prior to the applicable Exchange), to settle all or a portion of an Exchange in cash in an amount equal to the Cash Exchange Payment (the “Cash Exchange Election”), in lieu of the Reciprocal Common Shares, exercisable by GX (or its designee) by giving written notice of such election to the Exchanging Shareholder within one (1)

Business Day following receipt of an Exchange Notice (such notice, the “Cash Exchange Notice”). The Cash Exchange Notice shall set forth the portion of the shares of GX Class B Common Stock that will be exchanged or surrendered and cancelled (as applicable) for cash in lieu of Reciprocal Common Shares. Any portion of the Exchange not settled for a Cash Exchange Payment shall be settled for Reciprocal Common Shares. GX’s election to settle all or a portion of an Exchange in cash need not be uniform and may be made selectively among Exchanging Shareholders, whether or not such Exchanging Shareholders are similarly situated.

(c)               Notwithstanding anything to the contrary in this Section 2.2, subject to Section 2.2(b), the Company may, in its sole and absolute discretion, elect to effect an Exchange (subject to the terms of this Article II) through a direct exchange of the shares of GX Class B Common Stock by the Exchanging Shareholder to the Company for the Exchange Payment (a “Direct Exchange”). The Company may, at any time prior to an Exchange Date, deliver written notice (a “Direct Exchange Notice”) to GX and the Exchanging Shareholder setting forth its election to exercise its right to consummate a Direct Exchange if, and only if, such election does not prejudice the ability of the parties to consummate an Exchange or Direct Exchange on the Exchange Date, as determined by the Company in good faith. A Direct Exchange Notice may be revoked by the Company at any time if, and only if, any such revocation does not prejudice the ability of the parties to consummate an Exchange on the Exchange Date, as determined by the Company in good faith. The right to consummate a Direct Exchange in all events shall be exercisable for all the shares of GX Class B Common Stock that would otherwise have been subject to an Exchange. Except as otherwise provided in this Section 2.2(c), a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner (including the same form of Exchange Payment) as the relevant Exchange would have been consummated if the Company had not delivered a Direct Exchange Notice. For the avoidance of doubt, whether or not all or any portion of an Exchange Payment will be in the form of a Cash Exchange Payment shall be determined by GX, and the Company shall effect a Direct Exchange in the form(s) of Exchange Payment(s) as is consistent with this Agreement and GX’s election (if any).

Section 2.3            Exchange Payment.

(a)               On the Exchange Date, in the case of an Exchange that is not a Direct Exchange:

(i)                 the Company shall contribute to GX for its delivery to the Exchanging Shareholder, (A) the Reciprocal Common Shares with respect to any shares of GX Class B Common Stock not subject to a Cash Exchange Notice and (B) the Cash Exchange Payment with respect to any shares of GX Class B Common Stock subject to a Cash Exchange Notice;

(ii)               in consideration for the contribution set forth in Section 2.3(a)(i), GX shall issue to the Company a number of shares of GX Class A Common Stock equal to the number of shares of GX Class B Common Stock being exchanged by the Exchanging Shareholder; and

(iii)             the Exchanging Shareholder shall transfer and surrender the shares of GX Class B Common Stock being exchanged to GX in exchange for the Reciprocal Common Shares and the Cash Exchange Payment, as applicable.

(b)               On the Exchange Date, in the case of an Exchange that is a Direct Exchange:

(i)                the Exchanging Shareholder shall transfer the shares of GX Class B Common Stock being exchanged to the Company;

(ii)               the Company shall transfer to the Exchanging Shareholder, in exchange for the shares of GX Class B Common Stock transferred pursuant to Section 2.3(b)(i), (A) the Reciprocal Common Shares with respect to any shares of GX Class B Common Stock not subject to a Cash Exchange Notice and (B) the Cash Exchange Payment with respect to any shares of GX Class B Common Stock subject to a Cash Exchange Notice;

(iii)              the Company shall contribute to GX the shares of GX Class B Common Stock acquired pursuant to Section 2.3(b)(i); and

(iv)              in consideration for the contribution set forth in Section 2.3(b)(iii), GX shall issue to the Company a number of shares of GX Class A Common Stock equal to the number of shares of GX Class B Common Stock contributed to GX.

ARTICLE III
EXCHANGE RATIO

Section 3.1            Exchange Ratio; Adjustment of Exchange Ratio. Except as otherwise adjusted as provided for in Section 4.5, the ratio which each share of GX Class B Common Stock is exchangeable for a Common Share shall be one to one (the “Exchange Ratio”).

ARTICLE IV
SUPPORT

Section 4.1            Taxes. Any and all share issuances or contributions hereunder shall be made free and clear of any and all present or future liens, encumbrances, transfer taxes and all liabilities with respect thereto. Each party shall pay any and all transfer taxes that he, she or it is required to pay under applicable law.

Section 4.2            No Effect on Agreement. Except as provided in this Agreement or otherwise agreed to by the parties in accordance with Section 7.8, the obligations of the Company under this Agreement shall not be altered, limited, impaired or otherwise affected by:

(a)               any modification or amendment, in whole or in part, of the terms of the shares of GX Class B Common Stock or any other instrument or agreement evidencing or relating to any of the foregoing, except to the extent adopted in accordance with the Certificate of Incorporation;

(b)               any change, whether direct or indirect, in the Company’s relationship to GX, including any such change by reason of any merger or consideration or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of the Company or any other entity;

(c)               the failure by an Exchanging Shareholder to bring an action against GX, the Company or any other party liable on the Obligation as a condition precedent to the exercise of its rights under this Agreement;

(d)              any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation, wind-up or arrangement of the Company or GX or any defense which the Company or GX may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; and

(e)               any other act or omission that may or might otherwise operate as a discharge of the Company as a matter of law or equity, other than the performance of the Obligation and this Agreement.

Section 4.3            Continuing Agreement. This Agreement shall be construed as a continuing, absolute and unconditional, subject to the compliance by the parties with the requirements and procedures set forth herein, agreement to issue Reciprocal Common Shares (or other property as provided herein) and a guarantee of performance of the Obligation and shall not be conditioned or contingent upon the pursuit by Exchanging Shareholders at any time of any right or remedy against the Company or GX. This Agreement shall remain in full force and effect until it is terminated in accordance with Section 7.4.

Section 4.4             Reservation of Shares. The Company shall, at all times while shares of GX Class B Common Stock are outstanding or are issuable (whether such obligation is absolute or contingent) pursuant to this Agreement and/or the Articles, reserve and keep available, from its authorized and unissued share capital, sufficient Common Shares solely for issuance and delivery as and when required under this Agreement and/or the Articles.

Section 4.5            Dilutive Actions; Issuances; Shareholder Rights; Fundamental Transactions.

(a)               If there is (i) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of any share of common stock of GX, the Company shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the Common Shares; or (ii) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of the Common Shares, the Company and GX shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the shares of common stock of GX. In the event that the Company shall cause a dividend or other distribution to be made on the Common Shares (whether in the form of cash, securities, properties or other assets, and including an issuance of rights, options or warrants to all or substantially all holders of

Common Shares), the Company shall take all necessary actions (including making contributions of cash, securities, property or other assets) so as to allow GX to declare and pay and effect, and GX shall declare and pay and effect (and the Company shall cause GX to declare and pay and effect) a dividend or distribution on each share of GX Class B Common Stock which shall be identical to the dividend or distribution paid on each Common Share, at the same time as such dividend or distribution shall be paid on the Common Shares subject, in each case, to Section 2.5(g) of the Sponsor Support Agreement and Section 4.2(b)(iii) of the Certificate of Incorporation.

(b)               In the event of any takeover bid, share exchange offer, third party or issuer tender offer, merger, amalgamation, arrangement, acquisition, reclassification, reorganization, recapitalization, consolidation, dissolution, liquidation, wind-up or other similar transaction of the Company involving a payment or distribution of cash, securities or other assets to the holders of Common Shares or as a result of which the Common Shares are converted into, among other things, another security and the shares of GX Class B Common Stock shall remain outstanding (a “Fundamental Transaction”), then the exchange provisions of this Agreement shall thereafter permit the exchange of shares of GX Class B Common Stock for the amount of such cash, securities or other assets which an Exchanging Shareholder would have received had he, she or it made an exchange for Common Shares immediately prior to such Fundamental Transaction, regardless of whether such exchange would actually have been permitted at such time and taking into account any adjustment as a result of any division or subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such Fundamental Transaction; provided that if delivery of such cash, securities or other assets may not be effected in whole or in part for any reason or if the entitlement of the Exchanging Shareholders thereto shall otherwise be negatively impacted, the Exchange Ratio shall be equitably adjusted in accordance with commonly accepted financial practice and subject to any applicable stock exchange approval. For the avoidance of doubt, if there is any Fundamental Transaction in which the Common Shares are converted or changed into another security, securities or other property, this Agreement shall continue to be applicable, mutatis mutandis, with respect to such security, securities or other property. In the event of any Fundamental Transaction pursuant to which the holders of Common Shares are entitled to elect the form of consideration in exchange for their Common Shares, the Company shall not consummate such Fundamental Transaction unless and until it has provided each Exchanging Shareholder prompt written notice prior to the consummation of such Fundamental Transaction and reasonable opportunity to elect the form of consideration which an Exchanging Shareholder would have received had he, she or it made an exchange for Common Shares immediately prior to such Fundamental Transaction, regardless of whether such exchange would actually have been permitted at such time and taking into account any adjustment as a result of any division or subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such Fundamental Transaction.

(c)               The Company shall (i) provide all Exchanging Shareholders with prompt written notice of any transaction referred to in clause (a) and (b) of this Section 4.5 involving the Common Shares promptly after the Company provides notice of any such proposed transaction, or otherwise proposes such transaction, to its shareholders but in no event later than the earliest of

(1) ten (10) Business Days prior to the record date of such transaction, if applicable, and (2) twenty (20) Business Days prior to the applicable effective date or expiration date of such transaction, and (3) such time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act, in each case so that such holders may participate by exercising their rights under Section 2.2(a) in any such transaction, and (ii) adopt reasonable modifications (following good faith consultation with the Exchanging Shareholders who individually hold at least 40% of the GX Class B Common Stock) to the exchange procedures set forth in this Agreement (including accelerating the date on which the Exchange Right may be exercised) to facilitate participation in any such transaction. Such notice shall specify all material terms of such transaction, the record date (if applicable), the proposed date of consummation of such transaction, and the effect of such transaction on the Exchange Ratio.

(d)               All holders of shares of GX Class B Common Stock shall receive all notices, proxies, circulars, reports and other documents delivered to holders of Common Shares as if such holders of shares of GX Class B Common Stock were holders of Common Shares. All holders of shares of GX Class B Common Stock shall be entitled to attend all meetings, whether annual or extraordinary, of the shareholders of the Company as if such holders of GX Class B Common Stock were holders of Common Shares and receive such prior notice of such meetings at substantially the same time as holders of Common Shares.

(e)               Each of the Company and GX covenants that such party shall not enter into any agreement, amend or modify any existing agreement, or take any other action, in each case that would adversely impact the rights of any Exchanging Shareholder in any material respect without first (i) providing prior written notice to each Exchanging Shareholder, (ii) engaging in good faith negotiations with the Exchanging Shareholders with respect to any such proposed agreement or any alternative agreement or arrangement by and among the Company, GX and the Exchanging Shareholders for the purpose of eliminating or mitigating any such adverse impact and (iii) receiving the prior written consent of the holders of a majority of the GX Class B Common Stock held by Exchanging Shareholders to enter into such agreement, amend or modify such existing agreement, or take such other action. Without limiting the generality of the foregoing, the foregoing shall apply to any agreement or action with respect to the following, in each case that would adversely impact the rights of any Exchanging Shareholder in any material respect:

(i)                 any amendment to the organizational documents of the Company or GX;

(ii)              (x) the creation of a new class or series of share capital or capital stock or equity securities of the Company or GX (except as provided in the parentheticals in clauses (y)(1) and (y)(2) of this Section 4.5(e)(ii)) or (y) any issuance by the Company or GX in any transaction or series of related transactions of (1) equity or equity-linked securities (except for (A) common shares of GX issued as consideration for and equal to the fair market value of capital contributions made by the Company or a subsidiary thereof with proceeds of Company equity or equity-linked financing transactions and (B) common shares of the Company) or (2) any preferred equity or non-voting equity (except, with respect to GX, to the extent issued as consideration for and equal to the fair market value of capital contributions made by the Company or a subsidiary thereof with proceeds of Company preferred equity or non-voting equity financing transactions); or

(iii)            the declaration and payment of any stock dividend or other distribution by the Company (with respect to common shares of the Company) or GX (with respect to shares of GX Class A Common Stock) in which the holders of GX Class B Common Stock do not participate on a pro rata basis subject, in each case, to Section 2.5(g) of the Sponsor Support Agreement and Section 4.2(b)(iii) of the Certificate of Incorporation.

Section 4.6            Government Authority Approval. The Company and the Exchanging Shareholders shall cooperate with one another in (a) determining whether any action in respect of (including any filing with), or consent, approval, registration or qualification (other than registration under the Securities Act) or waiver by, any governmental authority under the laws of any applicable jurisdiction (a “Governmental Authority”) is required in connection with the issuance of Reciprocal Common Shares upon an exchange pursuant to Article II hereof, (b) using their respective commercially reasonable efforts to take any such actions (including making any filing or furnishing any information required in connection therewith) in order to obtain any such consent, approval, registration, qualification or waiver required in connection with an exchange to be effected in accordance with Article II hereof on a timely basis and (c) keeping the other party promptly informed in all material respects with respect to any communication given or received in connection with any such action, consent, approval or waiver, including using reasonable efforts to provide to each other in advance any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party; provided, that any and all fees, costs and expenses required to be incurred by either the Company or the Exchanging Shareholders in connection with obtaining any such consent, approval, registration or qualification or waiver by, any Governmental Authority shall be paid by the Company.

Section 4.7            Limited Proxy. To the extent any equitable adjustment contemplated by and in accordance with Section 4.5(a) or Section 4.5(b), including any related amendment to the Certificate of Incorporation, requires the approval of the Exchanging Shareholders, each Exchanging Shareholder hereby appoints 0896800 B.C. LTD., with full power of substitution and resubstitution, as its irrevocable proxy, to the fullest extent of such Exchanging Shareholder’s rights with respect to the shares of Class B Common Stock owned by such Exchanging Shareholder as of the relevant record date, to vote each of such share of Class B Common Stock solely in favor of any equitable adjustment, including any related amendment to the Certificate of Incorporation. Such appointment is coupled with an interest hereunder and is intended to be irrevocable for the purposes of this Agreement

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.1            Representations and Warranties of the Company. The Company represents and warrants as of the date hereof and as of the date of each exchange effected in accordance with Article II hereof that (i) it is validly existing and in good standing under the laws of British Columbia, (ii) it has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and to issue the Reciprocal Common Shares in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including, without limitation, the issuance of the Reciprocal Common Shares) have been duly authorized by all necessary action on the part of the Company, (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, the execution, delivery and performance of obligations under this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Reciprocal Common Shares) will not result in a violation or breach of the Articles, of any laws applicable to the Company, or of any material indenture, security, agreement or other instrument to which the Company or any of its subsidiaries is a party, (v) upon each issuance to a Designated Recipient as contemplated by this Agreement, the Reciprocal Common Shares so issued will be duly authorized and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than those existing by operation of applicable securities laws and will be free from all liens, claims and charges (including pre-emptive of other rights), and (vi) to the extent Common Shares are listed on one or more Recognized Securities Exchange, all Common Shares shall, at all times that shares of GX Class B Common Stock are exchangeable, be duly approved for listing subject to official notice of issuance (or the equivalent) on each Recognized Securities Exchange, if any, on which the Common Shares are then listed.

Section 5.2            Representations and Warranties of the Exchanging Shareholders. Each Exchanging Shareholder, severally and not jointly, represents and warrants that as of the date hereof and as of the date of each Exchange (i) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Exchanging Shareholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such Exchanging Shareholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (v) the execution, delivery and performance of this Agreement by such Exchanging Shareholder and the consummation by such Exchanging Shareholder of the transactions contemplated hereby will not, if it is not a natural person, result in a violation of the certificate of incorporation and bylaws or other organizational constituent documents of such Exchanging Shareholder and (vi) that any Designated Recipient shall have all necessary legal authority under applicable laws to hold the Reciprocal Common Shares.

ARTICLE VI
SECURITIES LAW MATTERS

Section 6.1            Securities Law Transfer Restrictions. Each Exchanging Shareholder agrees that it shall not offer, sell or otherwise Transfer any Common Shares issued pursuant to this Agreement other than (a) to the Company or GX, (b) in compliance with the Securities Act or applicable laws of any State or other jurisdiction governing the offer and sale of securities, (c) in a transaction that does not require registration under the Securities Act or the laws of any applicable State or other jurisdiction governing the offer and sale of securities, or (d) to (i) with respect to any person that is an individual, any member of such individual’s immediate family and/or any trust, partnership, limited liability company, or other similar estate planning vehicle that such individual controls and the beneficiaries of which are only such individual or such individual’s immediate family, and any other transferee who receives Common Shares by will or the laws of descent and distribution, and (ii) with respect to any other person, any partner, member or affiliate of such person; but only if the Exchanging Shareholder has furnished to the Company, with a copy to GX, a customary opinion of counsel, reasonably satisfactory to the Company and GX, prior to such sale or Transfer to the extent reasonably requested by GX. Each Exchanging Shareholder consents to the Company and GX making a notation on its records and giving instructions to any registrar and transfer agent not to record any Transfer of securities of the Company and GX held by such Exchanging Shareholder without first being notified by GX that it is reasonably satisfied that such Transfer is exempt from, or not subject to, the registration requirements of the Securities Act. GX shall promptly notify the Transfer Agent upon reasonably determining that a proposed Transfer is exempt from, or not subject to, the registration requirements of the Securities Act.

Section 6.2            Shareholder Register and Notation.

(a)               Common Shares. Each of the Company, GX and the Exchanging Shareholders acknowledges and agrees that all Reciprocal Common Shares issued pursuant to this Agreement shall be issued and registered in the Company’s securities register. In connection with the issuance of Reciprocal Common Shares, the Company, GX and the Exchanging Shareholders acknowledge the following notation (or a similar notation) may be placed in the Company’s securities register:

“THE COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO APPLICABLE LAW. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THIS SECURITY IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE SECURITIES ACT IS SUBJECT TO THE COMPANY’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.”

If such notation has been placed in the Company’s securities register, the Company shall, at the request of an Exchanging Shareholder, remove or caused to be removed from such register the notation described in this Section 6.2(a), if it is reasonably satisfied (based upon opinion of counsel addressed to the Company reasonably satisfactory to the Company and GX, or in the case of an Exchanging Shareholder proposing to transfer such securities, pursuant to Rule 144(b)(1) of the Securities Act, a customary certificate addressed to the Company confirming compliance with such exemptions, reasonably satisfactory to the Company and GX) that such notation is no longer required under applicable requirements of the Securities Act.

(b)               Transfer Registration. The Company shall register all issuances and transfers of Reciprocal Common Shares made in accordance with the terms of this Agreement in its securities register.

Section 6.3            Supplemental Listing. If any of the Common Shares are listed on one or more Recognized Securities Exchanges, the Company shall take all such actions as may be necessary to ensure that the Reciprocal Common Shares issuable hereunder shall be duly approved for listing subject to official notice of issuance on each Recognized Securities Exchange, if any, on which the Common Shares are then listed. The Company shall take all such actions as may be necessary to ensure that all such Reciprocal Common Shares may be so issued without violation of any requirements of any domestic stock exchange upon which Common Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

ARTICLE VII
MISCELLANEOUS

Section 7.1            The Company’s Waivers. Subject to the compliance by the parties with the requirements and procedures set forth herein, (i) the Company waives any and all notice of the creation, renewal, extension or accrual of the Obligation and notice of or proof of reliance by the Exchanging Shareholders upon this Agreement or acceptance of this Agreement, and (ii) the Obligation shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Agreement, and all dealings between the Company and the Exchanging Shareholders shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Subject to the compliance by the parties with the requirements and procedures set forth herein, the Company waives presentment, demand, notice, and protest of all instruments included in or evidencing the Obligation and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Agreement.

Section 7.2            Election of Remedies. Each and every right, power and remedy herein given to the Exchanging Shareholders, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by any of the Exchanging Shareholders.

Section 7.3            Effect of Delay or Omission to Pursue Remedy. No single or partial waiver by a party of any right, power or remedy, or delay or omission by any party in the exercise of any right, power or remedy which they may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by any party of any right, power or remedy in any one instance shall only be effective in that specific instance, and only by the party expressly giving such waiver, and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion. No waiver of any term, covenant or provision of this Agreement, or consent given hereunder, shall be effective unless given in writing by the party to be bound thereby.

Section 7.4            Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the date that no shares of GX Class B Common Stock remain outstanding (whether such obligation is absolute or contingent), (b) the mutual written consent of the Company, GX and each of the Exchanging Shareholders, and (c) the date that is ten (10) years following the date of this Agreement (the “Ten Year Anniversary”); provided, that, if, on the Ten Year Anniversary, any Earnout Share has been vested for a period of fewer than twenty-four (24) months (any such vested Earnout Share, a “Recent Vested Share”), this subsection (c) will be deemed to refer to the first date after the Ten Year Anniversary on which each such Recent Vested Share has been vested for a period of twenty-four (24) months (the earlier of (a), (b) and (c), the “End Date”); provided, however, that Article V, Article VI and this Article VII and the Exchanging Shareholder’s obligation under Section 2.1 to exchange any GX Class B Common Stock that has not yet been exchanged by the End Date shall survive any such termination. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination.

Section 7.5            Governing Law; Venue; Waiver of Jury Trial.

(a)               This Agreement will be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles that would result in the application of any law other than the law of the State of Delaware.

(b)               Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, to the extent that such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware) or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware (collectively, the “Chosen Courts”), in any proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such proceeding, except in the Chosen Courts; (ii) agrees that any claim in respect of any such proceeding may be heard and determined in the Chosen Courts; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding in the Chosen Courts; and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such proceeding in the Chosen Courts. Each of the parties agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party irrevocably consents to service of process inside or outside the territorial jurisdiction of the Chosen Courts the manner provided for notices in Section 7.10. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

(c)               EACH PARTY HEREBY IRREVOCABLY WAIVES, AND WILL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 7.6            Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other parties; provided that any Exchanging Shareholder shall be entitled to assign any or all of his, her or its rights hereunder in conjunction with the assignment or transfer of his, her or its shares of GX Class B Common Stock (or the right to receive Common Shares with respect thereto) subject to the restrictions set forth in, and in accordance with, the Sponsor Support Agreement (a “Permitted Transferee”). All Permitted Transferees shall be required as a condition to any such assignment or transfer, to become a party to this Agreement as an Exchanging Shareholder by executing a Joinder Agreement and the Company and GX shall counter sign and deliver to such Permitted Transferee an executed Joinder Agreement promptly following receipt of a validly executed Joinder Agreement from such Permitted Transferee. Notwithstanding anything to the contrary contained in this Section 7.6, if a holder of shares of GX Class B Common Stock shall have entered into a lock-up or similar agreement or an arrangement with GX or the Company with respect to any such holder’s shares of capital stock of GX or the Company (including the Sponsor Support Agreement and the Registration Rights and Lock-Up Agreement), then such agreement or arrangement shall also apply to the holder with respect to it shares of GX Class B Common Stock mutatis mutandis. Any transfer of any rights under this Agreement in violation of any provision of this Agreement shall be void ab initio and of no force or effect.

Section 7.7            Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Subject to the other provisions of this Section 7.7, the parties acknowledge and agree (and further agree not to take any contrary position in any litigation concerning this Agreement) that (a) the parties will be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, and that such relief may be sought in addition to and will not limit, diminish or otherwise impair, any other remedy to which they are entitled under this Agreement, (b) the provisions set forth herein are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and will not be construed to limit, diminish or otherwise impair in any respect any party’s right to specific enforcement, and (c) the right of specific enforcement is an integral part of the Transactions and without that right, none of the parties would have entered into this Agreement. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 7.7 will not be required to provide any bond or other security in connection with any such order or injunction.

Section 7.8            Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by GX, the Company and the holders of a majority of the GX Class B Common Stock.

Section 7.9            Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, then (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 7.10        Notices. All notices and other communications among the parties will be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when delivered by FedEx or other nationally recognized overnight delivery service, or (c) when delivered by email (so long as the sender of any such e-mail has not received an e-mail from the applicable server indicating a delivery failure), in each case, according to the instructions set forth below. Such notices will be deemed given: at the time of personal delivery, if delivered in person; one (1) Business Day after being sent, if sent by reputable, overnight delivery service and at the time sent (so long as the sender of any such e-mail has not received an e-mail from the applicable server indicating a delivery failure), if sent by email prior to 5:00 p.m. local time of the recipient on a Business Day; or on the next Business Day if sent by email after 5:00 p.m. local time of the recipient on a Business Day or on a non-Business Day.

(a)           If to an Exchanging Shareholder:

c/o GX Sponsor LLC
1325 Avenue of the Americas, 28th Floor
New York, NY 10019
Attention:     Jay Bloom
                       Dean Kehler
Email:             jay.bloom@trimarancapital.com
                       dean.kehler@trimarancapital.com

with a copy to (which will not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:     Michael Chitwood
                       Michael Civale
Email:             Michael.Chitwood@skadden.com
                       Michael.Civale@skadden.com

(b)           If to GX or the Company:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, CO 80112
Attention:      Mark Smith
                        Neal Shah
Email:              msmith@niocorp.com
                        nshah@niocorp.com

with a copy to (which will not constitute notice):
Jones Day
250 Vesey Street
New York, NY 10281
Attention:      Joel May
                        Ann Bomberger
Email:              jtmay@jonesday.com
                       ambomberger@jonesday.com

Section 7.11        Counterparts. This Agreement may be executed in any number of counterparts (including by pdf or other readable electronic format), each such counterpart being deemed to be an original instrument, with the same effect as if the signature thereto and hereto were upon the same instrument, and will become effective when one or more counterparts have been signed by each of the Parties and delivered (including by email or DocuSign) to the other parties, and all such counterparts will together constitute one and the same agreement.

Section 7.12        Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NIOCORP DEVELOPMENTS LTD.

By:	/s/ Mark Smith Name: Mark Smith Title: Chief Executive Officer

[Signature Page to Exchange Agreement]

ELK CREEK RESOURCES CORP.

By:	/s/ Neal Shah Name: Neal Shah Title: Treasurer and Secretary

[Signature Page to Exchange Agreement]

GX ACQUISITION CORP. II

By:	/s/ Jay R. Bloom Name: Jay R. Bloom Title: Co-Chairman and Co-Chief Executive Officer

[Signature Page to Exchange Agreement]

GX SPONSOR II LLC

By: Cooper Road, LLC, as Managing Member

By:	/s/ Jay R. Bloom Name: Jay R. Bloom Title: Co-Chairman and Co-Chief Executive Officer
By:	/s/ Dean C. Kehler Name: Dean C. Kehler Title: Managing Member

[Signature Page to Exchange Agreement]

EXHIBIT A

Form of Exchange Notice

To: Elk Creek Resources Corp. (f/k/a GX Acquisition Corp. II)
7000 South Yosemite Street, Suite 115
Centennial, CO 80112
Attention: Mark Smith; Neal Shah

Date: [ ]

Ladies and Gentlemen:

Pursuant to the Exchange Agreement, dated March 17, 2023, the undersigned hereby requests Elk Creek Resources Corp. (f/k/a GX Acquisition Corp. II) to (i) exchange the number of shares of GX Class B Common Stock set forth below for the applicable number of Reciprocal Common Shares and (ii) deliver such Reciprocal Common Shares to the Designated Recipient set forth below.

DESCRIPTION OF SHARES TENDERED

GX Class B Common Stock Total Number of Shares	Number of Shares Exchanged

(1)	Unless otherwise indicated, it will be assumed that all shares described above are being exchanged.

DELIVERY OF RECIPROCAL COMMON SHARES

Name, Address and Taxpayer ID Number of Designated Recipient	Number of Shares of Reciprocal Common Shares to be Delivered

Proposed Exchange Date (minimum three (3) and maximum twenty (20) Business Days in advance):

Delivery by book-entry transfer must be made to an account maintained by the depositary with the book-entry transfer facility. Please complete the following (only participants in the book-entry transfer facility may receive Reciprocal Common Shares by book-entry transfer):

A-1

Name of Designated Recipient (Must Exactly Match Name Supplied Above)	Name of Institution Receiving Reciprocal Common Shares	Account Number	Transaction Code Number

Name and signature of Exchanging Shareholder:
(print name)

(signature)

A-2